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Contact:
Robert C. Weiner
Vice President, Investor Relations
904-332-3287

PSS WORLD MEDICAL REPORTS
FIRST QUARTER FISCAL YEAR 2012 RESULTS

Company Makes Significant Investments in Emerging Markets Strategies

First Quarter Highlights:
●	Consolidated net sales growth of 7.3%
o	Physician Business net sales growth of 11.9%
o	Elder Care Business net sales decline of 2.8%
●	Consolidated earnings per diluted share of $0.25
●	Consolidated cash flow from operations of $34.8 million
●	Consolidated return on committed capital of 29.1%
●	Company repurchased approximately 2.1 million of its common shares at an average per share price of $28.02

Jacksonville, Florida (July 28, 2011) – PSS World Medical, Inc. (NasdaqGS: PSSI) announced today its results for the fiscal year 2012 first quarter ended July 1, 2011.

President and Chief Executive Officer, Gary A. Corless, commented, “The markets we serve continue to see economic pressures from higher operating costs, reimbursement headwinds, and lower utilization.  While we do not see these trends improving in the short-term, our business strategies have continued to deliver satisfying results, with added customers, growth in our brands, and solid operational execution.  This traction is allowing us to invest aggressively in new programs and capabilities – these investments show up in year-over-year growth in operating expenses that exceed historical patterns – while still meeting our target for first quarter net income.”

Net sales for the three months ended July 1, 2011, were $513.7 million, an increase of 7.3%, compared with net sales of $478.9 million for the three months ended July 2, 2010.  Net sales for the three months ended July 1, 2011, for the Physician Business increased by 11.9% and decreased by 2.8% for the Elder Care Business.  Income from operations for the three months ended July 1, 2011, was $26.5 million compared with income from operations for the three months ended July 2, 2010, of $25.3 million.  Net income for the three months ended July 1, 2011, was $14.2 million, or $0.25 per diluted share, compared with net income for the three months ended July 2, 2010, of $13.8 million, or $0.24 per diluted share.

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PSSI Reports Results For Fiscal 2012 First Quarter

July 28, 2011

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “We continue to see opportunities to deploy capital for good returns, with an attractive pipeline of fold-in and strategic acquisitions, initiatives that expand our sales force and product and service offerings, and in timely share repurchases, such as the 2.1 million shares we bought back this quarter.  As we detailed at our investor day, these initiatives, along with the year-over-year addition of operating expenses from fiscal 2011 second-half acquisitions, resulted in higher overall expense growth than historical patterns, but the bottom line results for the quarter met our internal expectations.  We remain committed to achieving our financial goals for the full year.”

A listen-only simulcast as well as a 90-day online replay of PSS World Medical’s fiscal year 2012 first quarter conference call can be found in the Investor Relations/Financial Information sections of the Company’s website, www.pssworldmedical.com, under the heading “Events and Presentations,” on July 28, 2011, beginning at 8:30 a.m. Eastern time.

The Company has today filed with the SEC a Form 8-K that includes a copy of this press release and its related Fiscal Year 2012 First Quarter Financial Workbook, which contains GAAP and non-GAAP financial measures, and is available on the Company’s website, www.pssworldmedical.com.  Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Investor Relations section of the Company’s website, www.pssworldmedical.com, under the heading “Events and Presentations.”  If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

PSS World Medical, Inc. is a national distributor of medical products to physicians and extended care providers through its two business units.  Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Certain statements in this release are "forward-looking statements" made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements are identified by the use of words such as "expect," "may," "will," "should," "believe," "plan," "anticipate," and "estimate" among others.  These statements involve a number of risks and uncertainties, many of which are outside the control of the Company.  Actual results may differ materially from those identified in the forward-looking statements.  Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; national and global economic conditions, including our and our customers' ability to obtain financing; the introduction of new products and services offered by us and our competitors; uncertainty of the impact of recently enacted healthcare laws; consolidation of healthcare providers; proper functioning of our data processing and information technology systems; our ability to successfully execute our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable, particularly in states with significant budget deficits; our ability to successfully execute our mergers and acquisitions strategy; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel and other commodity prices; risks involved in maintaining a large amount of inventory; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; weather-related events such as hurricanes may disrupt our and our customers' business; we may be deemed to infringe other persons intellectual property; our business is subject to numerous federal, state and foreign laws and regulations, including state pedigree laws and regulations; general business competitive and economic factors and conditions; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. PSS World Medical, Inc. assumes no obligation to update the information in this release except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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PSSI Reports Results For Fiscal 2012 First Quarter

July 28, 2011

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statement of Operations
(in millions, except per share and share data)

	For the Three Months Ended
	July 1, 2011	July 2, 2010
Net sales	$513.7	$478.9
Cost of goods sold	352.9	331.1
Gross profit	160.8	147.8
General and administrative expenses	99.0	90.0
Selling expenses	35.3	32.5
Income from operations	26.5	25.3

Other (expense) income:
Interest expense	(4.5)	(4.1)
Interest income	0.1	0.1
Other income	0.5	0.5
Other expense	(3.9)	(3.5)

Income before provision for income taxes	22.6	21.8
Provision for income taxes	8.5	7.9
Net income	14.1	13.9
Net (loss) income attributable to noncontrolling interest	(0.1)	0.1
Net income attributable to PSS World Medical, Inc.	$14.2	$13.8

Earnings per common share attributable to PSS World Medical, Inc.:
Basic	$0.26	$0.25
Diluted	$0.25	$0.24

Weighted average shares (in thousands):
Basic	54,166	56,093
Diluted	57,388	57,924

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PSSI Reports Results For Fiscal 2012 First Quarter

July 28, 2011

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Balance Sheets
(in millions except share data)

	July 1, 2011	April 1, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$22.3	$29.3
Accounts receivable, net	237.0	247.2
Inventories	222.7	213.2
Prepaid expenses and other	59.9	54.9
Total current assets	541.9	544.6

Property and equipment, net	100.6	102.4

Other Assets:
Goodwill	167.4	167.1
Intangibles, net	40.0	41.9
Other	96.8	95.7
Total assets	$946.7	$951.7

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$145.5	$128.1
Accrued expenses	41.6	37.2
Revolving line of credit and current portion of long-term debt	21.1	0.8
Other	20.7	33.1
Total current liabilities	228.9	199.2
Long-term debt, excluding current portion	197.9	195.7
Other noncurrent liabilities	113.4	110.2
Total liabilities	540.2	505.1

Equity:
PSS World Medical, Inc. shareholders' equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized, no shares issued and outstanding	–	–
Common stock, $0.01 par value; 150,000,000 shares authorized, 53,623,356 and 55,465,600 shares issued and outstanding as of July 1, 2011 and April 1, 2011, respectively	0.5	0.5
Additional paid-in capital	68.7	122.9
Retained earnings	333.7	319.6
Total PSS World Medical, Inc. shareholders' equity	402.9	443.0
Noncontrolling interest	3.6	3.6
Total equity	406.5	446.6
Total liabilities and equity	$946.7	$951.7

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PSSI Reports Results For Fiscal 2012 First Quarter

July 28, 2011

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended
	July 1, 2011	July 2, 2010
Cash Flows From Operating Activities:
Net income	$14.1	$13.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6.4	5.9
Amortization of debt discount and issuance costs	2.5	2.3
Noncash compensation expense	2.2	2.7
Amortization of intangible assets	2.1	1.4
Provision (benefit) for deferred income taxes	0.7	(0.4)
Provision for doubtful accounts	0.4	0.2
Provision for deferred compensation	0.3	0.4
Changes in operating assets and liabilities, net of effects from business combinations:
Accounts receivable, net	10.1	6.4
Inventories	(9.4)	1.4
Prepaid expenses and other current assets	(7.0)	(1.1)
Other assets	(2.1)	(1.9)
Accounts payable	17.4	1.0
Accrued expenses and other liabilities	(2.9)	(5.3)
Net cash provided by operating activities	34.8	26.9

Cash Flows From Investing Activities:
Capital expenditures	(4.7)	(4.3)
Payments for business acquisitions, net of cash acquired	(0.2)	(0.1)
Payment for investment in variable interest entity, net of cash	–	(3.3)
Other	–	(0.3)
Net cash used in investing activities	(4.9)	(8.0)

Cash Flows From Financing Activities:
Purchase and retirement of common stock	(57.8)	(13.1)
Proceeds from borrowings on the revolving line of credit	30.2	–
Repayments on the revolving line of credit	(9.7)	–
Excess tax benefits from share-based compensation arrangements	1.2	0.5
Payment of contingent consideration on business acquisition	(1.0)	–
Proceeds from exercise of stock options	0.3	0.3
Payments under capital lease obligations	(0.1)	(0.3)
Net cash used in financing activities	(36.9)	(12.6)

Net (decrease) increase in cash and cash equivalents	(7.0)	6.3
Cash and cash equivalents, beginning of period	29.3	52.8
Cash and cash equivalents, end of period	$22.3	$59.1

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